       Exhibit 24.1

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a Director of Pall Corporation (the “Company”) constitutes and appoints Lawrence D. Kingsley, Lisa McDermott, Roya Behnia and Cathleen Colvin and each of them, with full power to act, without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute on my behalf by manual or facsimile signature, electronic transmission or otherwise, one or more Registration Statements on Form S-8 under the Securities Act of 1933, as amended, and/or other appropriate Form, for registering 650,000 shares of the common stock, par value $0.10 per share, of the Company, including any and all amendments (including post-effective amendments) and supplements to each Registration Statement relating to the Pall Corporation Management Stock Purchase Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 17th day of October, 2012.

/s/ Amy E. Alving
Amy E. Alving

     IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 17th day of October, 2012.

/s/ Daniel J. Carroll, Jr.
Daniel J. Carroll, Jr.

     IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 19th day of October, 2012.

/s/ Robert B. Coutts
Robert B. Coutts

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     IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 18th day of October, 2012.

/s/ Cheryl W. Grisé
Cheryl W. Grisé

     IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 18th day of October, 2012.

/s/ Ronald L. Hoffman
Ronald L. Hoffman

     IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 17th day of October, 2012.

/s/ Dennis N. Longstreet
Dennis N. Longstreet

     IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 17th day of October, 2012.

/s/ B. Craig Owens
B. Craig Owens

     IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 16th day of October, 2012.

/s/ Katharine L. Plourde
Katharine L. Plourde

     IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 18th day of October, 2012.

/s/ Edward L. Snyder
Edward L. Snyder

     IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 17th day of October, 2012.

/s/ Edward Travaglianti
Edward Travaglianti

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